Exhibit 99.6

Velvac Holdings, Inc. and
its Subsidiaries

Consolidated Financial Report
December 31, 2016

Contents

Independent Auditor's Report 1 - 2

Financial Statements

Consolidated balance sheets 3 – 4

Consolidated statements of operations 5

Consolidated statements of stockholders' equity 6

Consolidated statements of cash flows 7

Notes to consolidated financial statements 8 – 18

Independent Auditor's Report

Board of Directors
Velvac Holdings, Inc.

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Velvac Holdings, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2016, the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Velvac Holdings, Inc. and its subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Subsequent Event
As discussed in Note 1 to the consolidated financial statements, subsequent to year-end on April 3, 2017 the Eastern Company purchased the stock of Velvac Holdings, Inc. Our opinion is not modified with respect to this matter.

/s/RSM US LLP
RSM US LLP

Milwaukee, Wisconsin
June 19, 2017

Velvac Holdings, Inc. and its Subsidiaries

Consolidated Balance Sheets
December 31, 2016

2016
Assets
Current Assets
Cash	$ 252,071
Accounts receivable, less allowance for doubtful accounts of
$69,000 in 2016	4,998,796
Other receivables	204,396
Inventories	12,604,662
Prepaid expenses and other assets	226,599
Total current assets	18,286,524

Leasehold Improvements and Equipment
Leasehold improvements	524,457
Machinery and equipment	3,789,754
Tools, dies and patterns	6,126,470
Furniture and office equipment	1,578,476
Company vehicles	64,516
Construction-in-progress	552,674
Total Leasehold Improvements and Equipment	12,636,347
Less accumulated depreciation	9,665,436
Net Leasehold Improvements and Equipment	2,970,911

Other Assets
Intangible assets, less accumulated amortization of $895,577 in 2016	877,789
Deferred income taxes	1,925,000
Goodwill	171,918
Other	325,896
Total Other Assets	3,300,603
Total Assets	$ 24,558,038

See Notes to Consolidated Financial Statements.

Velvac Holdings, Inc. and its Subsidiaries

Consolidated Balance Sheets (Continued)
December 31, 2016

2016
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$ 6,869,630
Revolving line of credit	6,109,309
Current maturities of long-term debt	4,452,242
Income taxes payable	38,911
Accrued compensation	786,045
Accrued expenses	549,242
Total current liabilities	18,805,379

Long-Term Liabilities
Long-term debt, less current maturities	-

Total liabilities	18,805,379

Stockholders' Equity
Preferred stock, 13% cumulative, non-voting, $0.001 par value, liquidating value 2016 $8,136,738 in the aggregate,
5,000 shares authorized, issued and outstanding in 2016	4
Additional paid-in capital - preferred stock	3,594,605
Common stock, $0.001 par value, 2,000,000 shares authorized,
1,253,273 issued and outstanding in 2016	1,253
Additional paid-in capital - common stock	1,247,469
Retained earnings	909,328
Total stockholders' equity	5,752,659

Total liabilities and stockholders' equity	$ 24,558,038

See Notes to Consolidated Financial Statements.

Velvac Holdings, Inc. and its Subsidiaries

Consolidated Statements of Operations
December 31, 2016

2016

Net sales	$ 60,319,107

Cost of sales	44,601,143

Gross profit	15,717,964

Operating expenses:
Engineering	3,894,002
Selling	7,401,352
General and administrative	3,854,086
15,149,440

Income from operations	568,524

Interest expense	426,319

Income before provision for income taxes	142,205

Provision for Income taxes	80,783

Net income	$ 61,422

See Notes to Consolidated Financial Statements.

Velvac Holdings, Inc. and its Subsidiaries

Consolidated Statements of Stockholders' Equity
December 31, 2016
			Additional Paid In Capital - Preferred Stock			Additional Paid In Capital - Common Stock
							Retained Earnings (Accum Deficit)

	Preferred Stock			Common Stock
	Shares	Amount		Shares	Amount			Total
Balance December 31, 2015	3,595	$4	$3,594,605	1,253,273	$1,253	$1,247,469	$847,906	$5,691,237

Net income	-	-	-	-	-	-	61,422	61,422

Balance December 31, 2016	3,595	$4	$3,594,605	1,253,273	$1,253	$1,247,469	$909,328	$5,752,659

See Notes to Consolidated Financial Statements.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Velvac Holdings, Inc. and its Subsidiaries

Consolidated Statements of Cash Flows
December 31, 2016

2016
Cash Flows from Operating Activities
Net income	$ 61,422
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	752,263
Deferred income taxes	(315,000)
Changes in:
Accounts receivable	(770,566)
Other receivables	534,373
Inventories	724,969
Prepaid expenses and other assets	387,316
Income tax payable / receivable	(952,168)
Accounts payable	1,314,887
Accrued expenses	(309,548)
Net cash provided by operating activities	1,427,948

Cash Flows from Investing Activities
Purchases of Intangible assets	(134,847)
Purchases of leasehold improvements and equipment	(1,222,147)
Net cash used in investing activities	(1,356,994)

Cash Flows from Financing Activities
Net borrowings on revolving line of credit	445,267
Proceeds from issuance of long-term debt	750,000
Principal payments on long-term debt	(1,297,678)
Net cash used in financing activities	(102,411)

Decrease in cash	(31,457)

Cash:
Beginning of year	283,528

End of year	$ 252,071

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$ 424,132
Cash payments for income taxes	609,798

See Notes to Consolidated Financial Statements.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1                 Nature of Business and Significant Accounting Policies

Nature of business:  Velvac Holdings, Inc. (the Company) was incorporated on August 22, 2005 in the State of Delaware pursuant to a stock purchase agreement to purchase the outstanding stock of Velvac, Incorporated (Velvac, Inc).  The Company's principal business activity is the design, manufacture and sale of truck and recreational vehicle mirrors and vision systems as well as the distribution of aftermarket HD parts. The Company's wholly-owned subsidiaries in Mexico consist of Velvac International, Inc. (Velvac International), and Velvac de Reynosa, S. de R.L. de C.V. (Velvac de Reynosa) which were incorporated in 2000 in relation to the manufacture of truck and recreational vehicle parts in Mexico.  The Company’s wholly-owned subsidiaries in the United States of America consist of Velvac, Incorporated and Road-iQ, LLC, which was established in 2014 to hold and continue to develop intangible assets purchased from Qualnetics Corporation.

The Company grants credit on sales of its products, which are sold primarily to truck and recreational vehicle manufacturers and aftermarket customers located primarily in the United States and Canada. The fiscal year end for all companies is December 31. Significant accounting policies followed by the Company are presented below.

Principles of consolidation:  The accompanying consolidated financial statements include the accounts of Velvac Holdings, Inc. and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Use of estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign operations:  The financial statements of the foreign subsidiaries are prepared using the U.S. dollar as the functional currency. In accordance with remeasurement guidance, certain assets and liabilities are measured at historical rates while other are measured at current rates.  Gains and losses from remeasurement are recognized in the consolidated statements of operations.

Included in the Company's consolidated balance sheets are the net assets of the subsidiaries' manufacturing operations, all of which are located in a single facility in Mexico.   Net assets located in Mexico as of December 31, 2016 are approximately $409,000.  Net transaction losses of approximately $66,000 are included in the general and administrative expense on the consolidated statements of operations for the year ended December 31, 2016.

Cash: The Company considers all petty cash, checking and savings accounts to be cash.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                            Nature of Business and Significant Accounting Policies (Continued)

Accounts receivable:  Accounts receivable are uncollateralized customer obligations, which generally require payment within thirty days from the invoice date. The Company mitigates the associated credit risk by performing credit checks, establishing credit limits and actively pursuing past due accounts.  Trade credit is generally extended on a short-term basis and thus trade accounts receivable do not bear interest or a finance charge.  Accounts receivable are stated at the invoice amount. Payments of accounts receivable are applied to the specific invoices identified on the customer's remittance advice or, if unspecified, to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of amounts that will not be collected. Management reviews individual accounts receivable balances that exceed 90 days from the invoice date and based on assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. In addition, a general valuation allowance is established based principally on historical experience. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts.

Inventories:  Inventories are stated at lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. Work-in-process and finished goods inventories include materials, labor and an allocation of indirect manufacturing costs.

Property and equipment:  Property and equipment are carried at cost less accumulated depreciation. Depreciation is determined on the straight-line or accelerated methods based on their estimated useful lives, which range from three to twenty years. Equipment consists of various manufacturing equipment, vehicles, computer equipment, and office furniture and equipment.  During the year ended December 31, 2016, the Company recorded depreciation expense of approximately $829,000, which is included in consolidated statements of operations.

Intangible Assets:  Intangible assets include software code, customer relationships, patents and trademarks. The intangibles are being amortized on the straight-line method over their estimated useful lives ranging from 4 - 19 years.  During the year ended December 31, 2016, the Company recorded amortization expense of approximately $69,000, which is included in the general and administrative expense on the consolidated statements of operations.

Goodwill: Intangible assets with finite useful lives are amortized generally on a straight-line basis over the periods benefited. Goodwill and other intangible assets with indefinite useful lives are not amortized. The Company performed its most recent qualitative assessment as of December 31, 2016 and determined it is more likely than not that no impairment of goodwill existed at the end of 2016.  The Company will perform annual qualitative assessments in subsequent years as of the end of each fiscal year.  Additionally, the Company will perform interim analysis whenever conditions warrant. Goodwill of $171,918 is carried by the company at December 31, 2016.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                           Nature of Business and Significant Accounting Policies (Continued)

Impairment of long-lived assets:  The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or the fair value less costs to sell.

Revenue recognition:  The Company recognizes revenues from product sales when the products are shipped or delivered and the title and risk of loss pass to the customer. Provisions for any rebates, sales incentives, promotions and product returns and discounts to customers are accounted for as reductions in revenues in the same period revenues are recorded.

Shipping and handling charges:  The Company classifies all amounts invoiced to customers related to shipping and handling as net sales. Costs incurred by the Company for shipping and handling are classified as selling expenses.  Shipping costs of approximately $3,009,000 are included in selling expenses for the year ended December 31, 2016.

Advertising:  The Company expenses advertising costs as incurred.  Advertising expense totaled approximately $185,000 for the year ended December 31, 2016.

Income taxes:  Deferred income taxes are provided on temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of assets and liabilities reported for financial statement purposes and their tax bases.

Deferred tax assets are recognized for temporary differences that will be deductible in future years' tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more-Iikely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years.

Velvac de Reynosa is incorporated in Mexico and subject to Mexican income taxes. Accordingly, any such taxes related to the income of these subsidiaries are reflected in these consolidated financial statements.

The Company has not recorded a reserve for any tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company files tax returns in all appropriate jurisdictions, which include federal tax returns, various state tax returns, and in Mexico. Open tax years for the federal and state returns are 2013 to 2015, which statutes expire in 2016 through 2018, respectively.  When and if applicable, potential interest and penalty costs are accrued as incurred, with expenses recognized in income taxes in the consolidated statements of income.  As of December 31, 2016, the Company has no liability for unrecognized tax benefits.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                           Nature of Business and Significant Accounting Policies (Continued)

Stock-based compensation:  The Company recognizes compensation expense under the Compensation – Stock Compensation Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), in which compensation expense is recognized only for share-based payments expected to vest.  The Company recognizes compensation expense over the requisite service period using the straight-line method.  The Company has determined that the calculated value method should be used in determining the value of its stock options.

Research and Development:  The Company recorded research and development costs related to the development of its Road-iQ system.  Research and development expense totaled approximately $1,533,000 for the year ended December 31, 2016, which are recorded in engineering expenses in the consolidated statement of operations.

Warranty:  The Company warrants its product for 1-2 years based on industry into which the product is sold.  Warranty expense totaled approximately $590,000 for the year ended December 31, 2016.

Pending accounting pronouncements: In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements and Property, Plant and Equipment. ASU No. 2014-08 provides authoritative guidance which changes the criteria for determining which disposals can be presented as discontinued operations and modifies the related disclosure requirements.  To qualify as a discontinued operation the standard requires a disposal to represent a strategic shift that has, or will have, a major effect on an entity's operations and financial results.  The standard also expands the disclosures for discontinued operations and requires new disclosures related to individually material dispositions that do not qualify as discontinued operations.  The guidance is effective for fiscal years beginning after December 15, 2014, with early adoption permitted.  The Company adopted this guidance with its fiscal year effective January 4, 2015 and did not impact the consolidated financial statements of the Company.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 provides authoritative guidance which impacts virtually all aspects of an entity's revenue recognition.  The core principle of the new standard is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The standard is effective for annual reporting periods beginning after December 15, 2016. The adoption of this amendment is not expected to have a material impact on the consolidated financial statements of the Company.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers - Deferral of the Effective Date. ASU No. 2015-14 defers the adoption date of ASU 2014-09, Revenue from Contracts with Customers in which both the FASB and IASB in a joint project will clarify the principles for recognizing revenue and to develop a common revenue standard. The guidance is to be applied using a retrospective approach at the beginning of the earliest comparative period in the financial statements and is effective for years beginning after December 15, 2017. Early adoption is permitted. The Company is still in the process of determining the effect that the adoption of ASU 2015-14 will have on the accompanying financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory: Simplifying the Measurement of Inventory. ASU No. 2015-11 provides authoritative guidance which requires a company to change its valuation method of inventory from the lower of cost or market (market being replacement cost, net realizable value or net realizable value less an approximate profit margin) to the lower of cost or net realizable value.  The amendment is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years.  The amendment should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period.  The adoption of this amendment is not expected to have a material impact on the consolidated financial statements of the Company.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                            Nature of Business and Significant Accounting Policies (Continued)

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations. ASU 2015-16 provides authoritative guidance which will simplify the accounting for adjustments made to provisional amounts recognized in a business combination.  U.S. GAAP currently requires that during the measurement period, the acquirer retrospectively adjust the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill.  The amendments require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined.  The amendments were effective for Fiscal 2017, including interim periods.  The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not yet been issued.  The adoption of this amendment did not have a material impact on the consolidated financial statements of the Company.

In November 2015, the FASB issued accounting standards update 2015-07 which simplifies the balance sheet classification of deferred taxes. This standard requires that all deferred tax assets and liabilities be classified as non-current in the classified balance sheet, rather than separating such deferred taxes into current and non-current amounts, as is required under current guidance. The standard is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period with early application permitted. The Company has early adopted ASU 2015-17 effective for the year ended December 31, 2016 and it had no impact to the consolidated financial statements of the Company.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires lessees to present right-of-use assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The guidance is to be applied using a modified retrospective approach at the beginning of the earliest comparative period in the financial statements and is effective for years beginning after December 15, 2019. Early adoption is permitted. The Company is still in the process of determining the effect that the adoption of ASU 2016-02 will have on the accompanying financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows - Classification of certain types of cash receipts and cash payments. ASU 2016-15 provides guidance regarding eight specific cash flow issues. The guidance is to be applied using a retrospective approach at the beginning of the earliest comparative period in the financial statements and is effective for years beginning after December 15, 2017. Early adoption is permitted. The Company is still in the process of determining the effect that the adoption of ASU 2016-15 will have on the accompanying financial statements.

 In March 2016, the Financial Accounting Standards Board ("FASB") issued accounting standards update 2016-09 which simplifies employee share-based payment accounting. This standard will simplify the income tax consequences, accounting for forfeitures and classification on the statement of cash flows. This standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, with early adoption permitted. The Company did not early adopt ASU 2016-09. This guidance will be effective for the Company in the first quarter of 2017.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations – Clarifying the Definition of a business. ASU 201-01 provides guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or dispositions of assets or businesses. The amendment is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years.  The amendment should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period.  The Company is still in the process of determining the effect that the adoption of ASU 2017-01 will have on the accompanying financial statements.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 1.                           Nature of Business and Significant Accounting Policies (Continued)

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other: Simplifying the test for Goodwill Impairment. ASU 201-04 provides guidance to simplify the subsequent measure of goodwill by eliminating Step 2 from the goodwill impairment test. The amendment is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years.  The amendment should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period after January 1, 2017.  The Company is still in the process of determining the effect that the adoption of ASU 2017-04 will have on the accompanying financial statements.

Concentrations: The Company maintains account balances which at times may exceed federally insured limits.  The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Collective Bargaining:  All of the Company’s employees in Mexico and 25% of the Company’s employees in the United States of America are covered under collective bargaining agreements.  The agreements expire at varying dates through October 31, 2019.

Presentation of sales taxes: The Company collects sales and other taxes from certain customers and remits the entire amount to the appropriate governmental entities.  The Company’s accounting policy is to exclude the tax collected and remitted from net sales and cost of sales.

Subsequent events:  Management evaluated subsequent events through May 8, 2017, the date the consolidated financial statements were available to be issued.

On April 3, 2017, the Eastern Company purchased the stock of Velvac, Holdings and subsidiaries from Prospect Partners II and two minority owners.  As a result of the purchase, all long-term debt was paid off and therefore the long-term portion of the term debt on the balance sheet was reclassified as current.  There were no other changes made to the financial statements due to the subsequent purchase event.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 2.                 Intangible Assets

Intangible assets subject to amortization consist of the following:

	Estimated	Gross Carrying	Accumulated	Net Book Value
December 31, 2016	Useful Lives	Amount	Amortization

Customer relationships	7-8 years	$805,023	$(788,238)	$16,785
Software License	10-15 years	$200,000	$(35,334)	$164,666
Trademarks and Patents	4-19 years	$69,534	$117,180)	$552,354
Other	8 years	$50,000	$ (96,351)	$153,649
		$1,924,557	$(1,037,103)	$887,454

The estimated amortization expense for intangible assets over the next five years is approximately as follows: 2017 - $78,000; 2018 - $77,000; 2019 $74,000; 2020 - $74,000 and 2021 - $67,000.

Note 3.                 Inventories

Inventories consist of the following at December 31:

2016

Raw materials and supplies	$ 3,819,109
Work-in-process	911,328
Finished goods and component parts	7,874,224
Total Inventory	$ 12,604,662

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 4.                 Debt

The Company has a credit agreement with a financial institution that includes both a term loan and a revolving credit agreement.  On October 31, 2016 the Company amended the agreement, which increased its maximum borrowings from $6,000,000 to $6,500,000 on the line of credit agreement.  Amounts outstanding on the line of credit agreement as of December 31, 2016 was approximately $6,109,000.  The line of credit bears interest at LIBOR (0.77 percent at December 31, 2016) plus an applicable margin (3.00 percent at December 31, 2016) which is payable monthly.  Borrowings under the line of credit agreement are subject to certain borrowing base limitations.

The term loan bears interest at LIBOR plus an applicable margin (3.50 percent at December 31, 2016) and requires monthly payments of $104,170 plus interest. The Company also has outstanding letters of credit amounting to $107,110 as of December 31, 2016, which reduce the available borrowings on the line of credit.  Both the line of credit agreement and the term loan are secured by substantially all assets of the Company. The Company is subject to a fee based on the unused portion of available funds.  The loan is subject to certain covenants related to leverage and capital expenditure.  The covenants were not met for quarter ended December 31, 2016.

The debt has been reclassified as current for 2016 due to the subsequent purchase of Velvac Holdings, Inc. by the Eastern Company, on April 3, 2017 in which all existing long term debt was paid in full.

Long-term debt consists of the following at December 31:

2016

Term Loan	$ 4,452,242

Less: current maturities of term loan	(4,452,242)
$ -

Note 5.                 Retirement Plans

The Company sponsors two supplemental savings and retirement plans qualified under Section 401(k) of the Internal Revenue Code available to substantially all full-time US based employees. One plan covers bargaining unit employees and the other plan covers non-bargaining unit employees. Eligible bargaining unit employees may contribute up to 15 percent of their eligible compensation and eligible non-bargaining unit employees may contribute amounts of their eligible compensation not to exceed Internal Revenue Service limits.

The Company allows for a matching contribution to the non-bargaining unit plan of 50 percent of employee contributions up to a maximum of 2 percent of annual eligible compensation and an additional 1 percent contribution of annual eligible employee compensation. In 2016, the Company made a matching contribution to the bargaining unit plan of 50 percent of employee contributions up to a maximum of 3 percent of annual eligible employee compensation. The Company's expense for both plans amounted to $ 119,000 for the year ended December 31, 2016.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 6.                 Stockholders’ Equity

The preferred stockholders are entitled to a dividend of 13 percent per year (compounded quarterly) on the sum of $1,000 per share plus accumulated and unpaid dividends. Such dividends accrue at the end of each calendar quarter whether or not they have been declared or there are adequate funds available to make such distribution. Accumulated rights of $4,542,000 have accrued to the preferred stockholders as of December 31, 2016.  These amounts are not recorded into the financial statements until declared.

The preferred stock and all accumulated and unpaid dividends have preference over the common shares in the event of a liquidation of the Company and have priority on all equity distributions. All accumulated preferred stock dividends were paid out on April 3, 2017 with the sale transaction with the Eastern Company.

There are no voting rights associated with the preferred stock.  The common stock has voting rights on a one vote per share basis.

Note 7.                 Commitments

On August 1, 2014 the Company executed a 48-month extension of its lease for its plant and operating facilities in New Berlin, Wisconsin. The extension moves the termination of the lease to May 2020.  The lease requires monthly payments of $35,903 through February 2015 then monthly payments of $36,980 through May 2016, increasing 2.0 percent annually thereafter to May 2020.

On May 1, 2007, Velvac de Reynosa entered into an amended lease for its plant and operating facilities in Mexico having a term of 87 months. The lease agreement required monthly payments of $44,100, with increases of 2.5 percent annually. In October 2013, the lease was amended and requires monthly payments of $33,127 increasing 2.5 percent thereafter to September 2018.

The Velvac de Reynosa leases are guaranteed by Velvac Holdings, Inc.  Also, for both plant and operating facilities’ leases describe above, the Company is responsible for repairs and maintenance, utilities, insurance and real estate taxes.

Future minimum lease payments under these operating leases are as follows for the years ended December 31:

2017	$ 983,776
2018	888,919
2019	559,686
2020	247,925
$ 2,680,306

Minimum lease payments exclude rentals under renewal options which, as of December 31, 2016, are not reasonably assured of being exercised.

Total rental expense for building and other equipment charged to operations was approximately $915,000 for the year ended December 31, 2016.

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 8.                 Income Taxes

The deferred tax assets and liabilities consist of the following components at December 31:

2016
Deferred tax assets:
Reserves	$ 271,200
Tax credit carryforwards	374,400
Software costs	1,632,000
Other	47,000
$ 2,324,600
Deferred tax liabilities:
Property and equipment basis and
depreciation differences	$ (399,700)

Noncurrent deferred tax assets	$ 1,924,900

A reconciliation of the provision for income taxes at the statutory federal tax rates to the Company's actual provision for income taxes is as follows for the years ended December 31:

2016

Computed at statutory rates	$ 42,504
State income taxes, net of federal tax benefit	4,950
Nondeductible expenses	15,956
Tax credits and foreign taxes	(11,363)
Other	28,736

$ 80,783

Velvac Holdings, Inc. and its Subsidiaries

Notes to Consolidated Financial Statements

Note 8.                      Income Taxes (Continued)

The provision for income taxes consists of the following components for the years ended December 31:

2016
Current:
Foreign	$ (11,363)
Domestic	407,146
Deferred:
Domestic	(315,000)

$ 80,783

The Company has unused foreign tax credit carryovers available to offset future taxable income.  The amounts and years of expiration are as follows:

Foreign Tax Credit

2018	$ 276
2019	57,996
2020	0
2021	3,911
2022	0
2023	25,833
2024	69,974
2025	123,804
2026	92,637

$ 374,431

Note 9.                 Related-Party Transactions

The Company has a management services agreement with its majority stockholder. Under the terms of the agreement, the majority stockholder provides management advisory services to the Company for a monthly management fee plus reimbursement of out-of-pocket expenses incurred.  Fees charged under the agreement were approximately $249,000 for the year ended December 31, 2016.

Note 10.                 Captive Insurance Plan

Under this type of self-insurance plan, the Company pays annual umbrella, workers’ compensation, general liability and property and casualty insurance premiums to the captive insurance plan based on prior experience.  Claims incurred are paid from the premiums and cash reserves held by the captive.  If claims incurred by the Company exceed cash reserves held by the captive, the Company will be required to make additional payments to the captive for which the Company has a letter of credit for $107,110 available at December 31, 2016.

Note 10.                 Captive Insurance Plan (Continued)

Effective October 1, 2014 the company moved its General Liability and property and casualty insurance out of the Captive to a traditional policy.  Effective March 1, 2015, the Company moved its workers’ compensation insurance out of the captive program to a traditional workers’ compensation insurance provider.  Claim years remain open for 7 years at which time the captive settles the remaining liability and closes out the exposure to the company.  The Company will continue to participate in the captive insurance program for the run-out of claims for covered years that remain open (2008 – 2015), until 2022.  During this time, the company may be required to fund excess claims above the reserves remaining in the captive for those open claim years. The Company has not accrued for additional costs in the accompanying consolidated balance sheets as they are not considered probable.

Note 11.                 Contingencies

From time to time, the Company is involved in various claims and lawsuits occurring in the normal course of business.  Management believes that any financial responsibility that may be incurred in the settlement of such existing claims and lawsuits would not be material to the Company’s financial position, results of operations or cash flows.

Management’s estimate of the accrual for product warranty claims is based upon a review of the Company’s actual labor and material costs incurred to service warranty claims.  In addition, Company management reviews warranty claim trends to predict future warranty claims.  The accrual is recorded to match management’s expected warranty exposure and is included with accrued expenses in the accompanying consolidated balance sheets.  Changes in the Company’s accrual for product warranty claims were as follows:

2016

Balance, beginning of year	$ 284,000
Warranty payments made in cash or in kind	(589,949)
Warranty expense	589,949

Balance, end of year	$ 284,000